Exhibit 99.2
NEWS RELEASE
Contact: Dollar Financial Corp.
Financial Dynamics
Julie Prozeller (212) 850-5600
FOR IMMEDIATE RELEASE
DOLLAR FINANCIAL CORP. ANNOUNCES PRICING OF COMMON STOCK
BERWYN, Pennsylvania., April 7, 2011 — Dollar Financial Corp. (NASDAQ:DLLR) (the “Company”) today announced the pricing of an underwritten public offering of 6,000,000 shares of its common stock at an offering price of $20.75 per share. The Company expects to receive gross proceeds of approximately $124,500,000. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 900,000 shares of common stock to cover over-allotments, if any. The offering is expected to close on April 13, 2011, subject to customary closing conditions.
Credit Suisse Securities (USA) LLC and Nomura Securities International, Inc. are serving as joint book-running managers for the offering.
The shares described above are being offered pursuant to the Company’s existing shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of these securities is being made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained from Credit Suisse Securities (USA) LLC, by mail at Attention: Prospectus Department, One Madison Avenue, New York, NY 10010 or by telephone at (800) 221-1037, or from Nomura Securities International, Inc., by mail at Attention: Equity Syndicate Department, 2 World Financial Center, New York, NY 10281 or by telephone at (212) 667-9000.
About Dollar Financial Corp.
Dollar Financial Corp. is a leading international diversified financial services company primarily serving unbanked and under-banked consumers and small business owners for over 30 years. Through its retail storefront locations as well as by other means, such as via the Internet, the Company provides a range of consumer financial products and services in seven countries (Canada, the United Kingdom, the United States, the Republic of Ireland, Sweden, Finland and Poland) to consumers who, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. The Company’s products, principally its short-term consumer loans, check cashing services, secured pawn loans and gold buying services, provide customers with immediate access to cash for living expenses or other episodic needs. The Company also offers high-value ancillary services, including Western Union money order and money transfer products, electronic tax filing, reloadable VISA(R) and MasterCard(R) debit cards, foreign currency exchange, and other services. In addition, through its branded Military Installment Loan and Education Services, or MILES(R) program, the Company provides fee based services to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under an exclusive agreement with a major third-party national bank.
At December 31, 2010, the Company’s global retail operations consisted of 1,226 locations, including 1,126 company-operated financial services stores and 100 franchised and agent locations, conducting business primarily under the names Money Mart(R), Money Shop(R), Insta-Cheques(R), The Check Cashing Store(R), Sefina(R) and MoneyNow(R) in Canada, the United Kingdom, the United States, the Republic of Ireland, Sweden, Finland and Poland. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statement
Statements in this press release that are not historical facts, including, without limitation, statements regarding the net proceeds from the offering and the closing of the offering, are “forward-looking statements” that involve risks, uncertainties and other important factors, including, without limitation, the risk that adverse events could cause a delay of the closing of the offering or the termination of the offering, or the risk that we will be unable to apply the proceeds of the shares being sold by us in the offering as presently intended. No assurance can be given that the offering discussed above will be consummated on the terms described or at all, or that the net proceeds of the offering will be used as indicated. For a discussion of risks, uncertainties and important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Securities and Exchange Commission and discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.